Exhibit 99.1

News Release

Contact:
Larry Vale
Keane Investor Relations
617-517-1290

Danielle Wuschke
Keane Public Relations
617-517-1445

Keane Reports Financial Results for Fourth Quarter and Fiscal Year 2006

BOSTON, February 14, 2007 – Keane, Inc. (NYSE: KEA), a leading business process and information technology (IT) services firm, today announced its results for the Fourth Quarter and Fiscal Year ended December 31, 2006.  As previously announced on February 7, 2007, Keane and Caritor, Inc., a global provider of IT services, entered into a definitive agreement for Caritor to acquire Keane for an all-cash purchase price of approximately $854 million.

Keane’s revenues for the Fourth Quarter of 2006 were $230.1 million, consistent with the Company’s previous guidance and a decrease of 6.6 percent from revenues of $246.3 million in the Fourth Quarter of 2005.  Net income for the Fourth Quarter of 2006 was $11.3 million, an increase of 10.8 percent compared to net income of $10.2 million in the Fourth Quarter of 2005.  Diluted earnings per share (EPS) for the Fourth Quarter of 2006 was $.18, above previous guidance, compared to EPS of $.16 for the same period last year.  Net income and EPS for the Fourth Quarter of 2006 included a $1.4 million or $.02 non-recurring net tax benefitcompared to the Fourth Quarter of 2005, which included a $0.7 million or $.01 non-recurring net tax benefit.

Keane’s management believes that cash performance is the primary driver of long-term per share value.  As such, we view diluted cash earnings per share (CEPS1) as an important indicator of performance that helps investors gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance.  CEPS was $.24 in the Fourth Quarter of 2006, above previous guidance, and an increase of 20 percent compared to CEPS of $.20 for the same period last year.  CEPS was $.77 in 2006, an increase of 15 percent compared to CEPS of $.67 in 2005.

1                      CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  See reconciliation of EPS to CEPS in the accompanying financial data schedules.

Keane Reports Fourth Quarter 2006/Earnings/2

Total revenues for 2006 were $948.3 million, a decrease of 0.8 percent compared to revenues of $955.9 million in 2005.  Net income for 2006 was $34.5 million, an increase of 3.3 percent compared to net income of $33.4 million in 2005.  EPS for 2006 was $.55 compared to EPS of $.52 in 2005.  Net income and EPS for the Fiscal Year 2006 included a $1.7 million or $.03 non-recurring net tax benefit compared to the Fiscal Year 2005, which included a $3.5 million or $.06 non-recurring net tax benefit.

“During the quarter, we continued to make progress with our transformation while generating strong profitability and cash flow,” said John Leahy, executive vice president and chief financial officer.  “Keane’s Q4 CEPS grew 20 percent over last year and our cash from operations totaled $34 million in the quarter,” continued Leahy.

2006 Highlights

•                  Client Engagements:  Keane secured new engagements with both new and existing clients, across multiple industries, including:Pension Benefit Guaranty Corporation, CSX, Department of Homeland Security, US Securities and Exchange Commission, CareFirst, Whirlpool, Jardine Lloyd Thompson (JLT), TIAA-CREF, and the Department of Justice.

•                  Transformation Highlights:  Keane continued its internal transformation initiative throughout 2006.  The goal of the transformation has been to enable the Company to improve its operational effectiveness and accelerate growth and profitability.

•                  Keane successfully implemented a new operating model that integrates our regional client-facing organization with Global Practices.

•                  The Company has operationalized its three global enabling organizations to support its sales and delivery competencies: Global Resource Management (GRM), Global Resource Connect (GRC), and Global Sales Enablement (GSE).

•                  Keane has developed Global Communities of Practice (CoPs) designed to enable employees to share virtually best practices, propagate knowledge, and develop innovative solutions.  CoPs can include employee members from any location, practice group, or function and help to foster the relationships that enable the organization to operate efficiently.

•                  TTA Engagement Update:  Since winning the $367 million contract with the State Government of Victoria, Australia’s Transport Ticketing Authority (TTA) in July 2005, Keane Australia Micropayment Consortium (Kamco) continues to make progress toward delivery of the new ticketing solution.  During 2006, we received milestone payments of approximately $17.0 million ($21.6 million AUD) from the TTA for performance to date under the terms of the contract.

•                  India Investment:  Keane increased its headcount in India by approximately 25 percent or nearly 675 professionals in 2006.  Keane now employs approximately 3,300 total professionals in India.

•                  New and Improved Web Site:  In December 2006, Keane rolled out a series of enhancements to its Web site, www.keane.com.  The new site makes it easier than ever for clients and prospective

Keane Reports Fourth Quarter 2006/Earnings/3

clients to qualify Keane as a global solutions provider.  The site includes expanded information on Keane’s services, vertical expertise, and global delivery capabilities.

“Our employees’ ability to consistently deliver value to clients throughout the history of the company is the foundation on which Keane has built its strong reputation in the marketplace,” said Kirk Arnold, vice chair and president and chief executive officer of Keane.  “I want to thank all of our employees for their hard work and commitment to serving clients.  Our management team is proud of the work they have done to retain this focus.”

Business Outlook

Keane estimates revenues for the First Quarter of 2007 to be in the range of $225 million to $230 million, EPS to be in the range of $.08 to $.10, and CEPS to be in the range of $.13 to $.15.

Conference Call

Keane will host a conference call today at 8:30 a.m. eastern time to discuss these results.  Interested parties may access the call via the investors section of at www.keane.com or may dial 800-438-7212 (706-643-93476 from outside North America) and ask for the Keane call referencing reservation number 7811427.  A replay of the call will be available beginning at approximately 10:30 a.m. today through 5:00 p.m. on February 23rd.  The replay may be accessed via the investors section of  www.keane.com or by dialing 800-642-1687 (706-645-9291 from outside North America) and referencing reservation number 7811427.

About Keane

In business since 1965, Keane, Inc. (NYSE: KEA) is a leading business process and IT services firm.  Keane delivers Application and Business Process Services to help clients transform their business and IT operations to achieve demonstrable, measurable, and sustainable business benefit.  As a trusted advisor and partner for its clients, Keane solves real business issues through the development and implementation of cost-effective, change-oriented, industry-specific solutions.

Specifically, Keane delivers highly synergistic application and business process services, including Application Development and Integration Services, Architecture Services, Application Outsourcing, Program Management, and Testing, as well as Business Transformation Services including Business Process Outsourcing.  Keane believes that business and IT improvements are best realized by streamlining and optimizing business and IT processes, implementing rigorous management disciplines, and fostering a culture of accountability through meaningful performance metrics.  Based in Boston,

Keane Reports Fourth Quarter 2006/Earnings/4

Mass., Keane delivers its services throughout the United States, Australia, Canada, India, and the United Kingdom.  For more information, visit www.keane.com.

Safe Harbor for Forward-Looking Statements:

Any statements in this press release about future expectations, plans and prospectus for Keane, including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions, are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the timing of the closing, if at all, of the transactions contemplated by our agreement and plan of merger with Caritor, Inc., political and economic conditions in India, the loss of one or more major clients, unanticipated disruptions to Keane’s business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Risk Factors” in Keane’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Keane Reports Fourth Quarter 2006 Earnings/5

Keane, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(In thousands except per share amounts)		(In thousands except per share amounts)
Revenues	$230,138	$246,270	$948,306	$955,855
Operating expenses
Salaries, wages, and other direct costs	162,897	170,279	674,019	669,949
Selling, general, and administrative expenses	49,753	54,304	205,660	219,275
Amortization of intangible assets	3,742	3,939	15,190	15,649
Restructuring charges, net	238	—	3,034	—
Operating income	13,508	17,748	50,403	50,982

Other income (expense)
Interest and dividend income	1,986	1,297	5,873	4,651
Interest expense	(1,537)	(1,399)	(6,147)	(5,624)
Other income (expense), net	859	(157)	835	(714)
Minority interest	(12)	(8)	13	1,023
Income before income taxes	14,804	17,481	50,977	50,318
Provision for income taxes	3,482	7,259	16,463	16,892
Net income	$11,322	$10,222	$34,514	$33,426

Basic earnings per share	$0.20	$0.18	$0.59	$0.55

Diluted earnings per share	$0.18	$0.16	$0.55	$0.52

Basic weighted average common shares outstanding	57,700	58,266	58,264	60,540
Diluted weighted average common shares and common share equivalents outstanding	66,205	66,803	66,909	69,281

Reconciliation of GAAP Diluted EPS to CEPS (1) (2)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net Income	$11,322	$10,222	$34,514	$33,426

Add (Subtract):
Interest expense related to convertible debentures	970	970	3,881	3,881
Related tax effect	(396)	(396)	(1,585)	(1,585)
Net income for Diluted EPS	$11,896	$10,796	$36,810	$35,722
Amortization of intangible assets and stock-based compensation	4,731	4,089	18,593	16,222
Restructuring charges, net	238	—	3,034	—
Related tax effect	(1,169)	(1,698)	(6,984)	(5,446)
Adjusted net income for CEPS	$15,696	$13,187	$51,453	$46,498
Diluted CEPS	$0.24	$0.20	$0.77	$0.67

(1)             Keane’s management believes that cash performance is the primary driver of long-term per share value.  As such, Keane’s management views diluted cash earnings per share (CEPS) as an important indicator of performance that helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with the manner in which management measures and forecasts the Company’s performance.  CEPS excludes amortization of intangible assets, stock-based compensation, and restructuring charges, net. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP) and is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

(2)             EPS and CEPS for the three months ended December 31, 2006 includes a $1.4 million non-recurring tax benefit resulting from the reduction of tax reserves associated with tax exam settlements and changes in estimates. EPS and CEPS for the three months ended December 31, 2005 includes a $0.7 million non-recurring tax benefit resulting from the reduction of tax reserves due to the expiration of certain statutes and a change in estimates.

                           EPS and CEPS for the twelve months ended December 31, 2006 includes a $1.7 million non-recurring tax benefit resulting from the reduction of tax reserves associated with tax exam settlements and changes in estimates. EPS and CEPS for the twelve months ended December 31, 2005 includes a $3.5 million non-recurring tax benefit resulting from the reduction of tax reserves due to the expiration of certain statutes and a change in estimates.

Keane Reports Fourth Quarter 2006 Earnings/6

Keane, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of December 31,	As of December 31,
	2006	2005
	(In thousands)
Assets
Current:
Cash and cash equivalents	$107,145	$71,570
Restricted cash	236	1,745
Marketable securities	85,050	95,796
Accounts receivable, net	169,312	160,547
Prepaid expenses and deferred taxes	27,633	16,954
Total current assets	389,376	346,612

Marketable securities, long-term	$7,562	$—
Property and equipment, net	73,103	77,583
Goodwill	325,136	314,536
Customer lists, net	29,067	41,050
Other intangible assets, net	2,992	6,173
Deferred contract costs related to the TTA agreement	37,004	8,550
Other assets, net	13,925	13,318
Total assets	$878,165	$807,822

Liabilities
Current:
Short-term debt	$1	$7
Accounts payable	10,250	11,489
Accrued restructuring	1,498	2,781
Deferred revenue	15,154	6,932
Accrued compensation	41,984	44,835
Accrued expenses and other current liabilities	45,556	47,057
Total current liabilities	114,443	113,101

Long-term debt	$150,000	$150,001
Accrued long-term building costs	38,416	39,004
Other long-term liabilities	17,885	16,493
Accrued long-term restructuring	2,500	2,823
Deferred long term revenue	26,957	11,155
Deferred income taxes	37,135	30,864
Total liabilities	387,336	363,441

Minority interest	3,756	3,769

Equity
Stockholders’ equity	487,073	440,612
Total liabilities and stockholders’ equity	$878,165	$807,822

Keane Reports Fourth Quarter 2006 Earnings/7

Keane, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended December 31,
	2006	2005
	(In thousands)
Cash flows from operating activities:
Net income	$34,514	$33,426
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,764	28,894
Changes in operating assets and liabilities, net of acquisitions and other, net	(25,468)	(16,844)
Net cash provided by operating activities	39,810	45,476

Cash flows from investing activities:
Sales and maturities of investments, net of purchases	3,304	33,882
Purchase of property and equipment	(10,684)	(16,331)
Payments for current year and prior year acquisitions, net of cash acquired	(3,333)	(7,583)
Other, net	2,014	858
Net cash (used for) provided by investing activities	(8,699)	10,826

Cash flows from financing activities:
Debt issuance costs	—	(1,346)
Repurchase of common stock	(9,290)	(54,932)
Other, net	12,909	4,781
Net cash provided by (used for) financing activities	3,619	(51,497)
Effect of exchange rate changes on cash	845	(723)
Net increase in cash and cash equivalents	35,575	4,082
Cash and cash equivalents at beginning of period	$71,570	$67,488
Cash and cash equivalents at end of period	$107,145	$71,570

Keane Reports Fourth Quarter 2006 Earnings/8

Keane, Inc.

Selected Financial Data (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Increase/(Decrease)				Increase/(Decrease)
	2006	2005	$	%	2006	2005	$	%
	(Dollars in thousands)				(Dollars in thousands)
Reconciliation of GAAP Net Income to EBITDA (1)
Net income	$11,322	$10,222	$1,100	10.8%	$34,514	$33,426	$1,088	3.3%
Add (Subtract):
Provision for income taxes	3,482	7,259	(3,777)	-52.0%	16,463	16,892	(429)	-2.5%
Amortization of intangible assets	3,742	3,939	(197)	-5.0%	15,190	15,649	(459)	-2.9%
Stock-based compensation, allocated as follows:
Salaries, wages and other direct costs	12	—	12	n/m	53	—	53	n/m
Selling, general and administrative expenses	977	150	827	n/m	3,350	573	2,777	n/m
Restructuring charges, net	238	—	238	n/m	3,034	—	3,034	n/m
Depreciation	4,083	3,695	388	10.5%	15,574	13,245	2,329	17.6%
Interest and dividend income	(1,986)	(1,297)	(689)	53.1%	(5,873)	(4,651)	(1,222)	26.3%
Interest expense	1,537	1,399	138	9.9%	6,147	5,624	523	9.3%
EBITDA	$23,407	$25,367	$(1,960)	-7.7%	$88,452	$80,758	$7,694	9.5%

Service Line Revenues
Outsourcing	$119,667	$120,622	$(955)	-0.8%	$482,108	$475,650	$6,458	1.4%
Development & Integration	39,393	45,547	(6,154)	-13.5%	159,316	172,609	(13,293)	-7.7%
Other Services	71,078	80,101	(9,023)	-11.3%	306,882	307,596	(714)	-0.2%
Total	$230,138	$246,270	$(16,132)	-6.6%	$948,306	$955,855	$(7,549)	-0.8%

Service Line Bookings (2)
Outsourcing	$49,421	$130,829	$(81,408)	-62.2%	$295,795	$720,651	$(424,856)	-59.0%
Development & Integration	41,713	29,270	12,443	42.5%	203,151	271,174	(68,023)	-25.1%
Other Services	99,414	79,626	19,788	24.9%	389,492	375,595	13,897	3.7%
Total	$190,548	$239,725	$(49,177)	-20.5%	$888,438	$1,367,420	$(478,982)	-35.0%
Gross Margin
Revenues	$230,138	$246,270	$(16,132)	-6.6%	$948,306	$955,855	$(7,549)	-0.8%
Salaries, wages, and other direct costs	(162,897)	(170,279)	7,382	-4.3%	(674,019)	(669,949)	(4,070)	0.6%
Gross Margin	$67,241	$75,991	$(8,750)	-11.5%	$274,287	$285,906	$(11,619)	-4.1%
Gross Margin%	29.2%	30.9%			28.9%	29.9%

Days Sales Outstanding (DSO) (3)	69	58	11	19.0%

n/m: not meaningful

(1)          EBITDA represents earnings before net interest, income taxes, depreciation, amortization of intangible assets, stock-based compensation, and restructuring charges, net. EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that Keane’s management believes is an important indicator of Keane’s liquidity.  Keane’s calculation of EBITDA may not be consistent with EBITDA measures of other companies. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the condensed consolidated statements of income.

(2)             Bookings represent the engagement value of contracts signed in the current reporting period.

(3)             DSO is calculated using trailing three months total revenues divided by the number of days in the period to determine daily revenues.  The average accounts receivable balance for the three-month period is then divided by daily revenues.

Keane Reports Fourth Quarter 2006 Earnings/9

Keane, Inc.

Realignment of Service Offering Categories for 2005 Quarterly Results (Unaudited)

	Revised	Revised	Revised	Revised	Revised
	Q1- 2005	Q2- 2005	Q3-2005	Q4-2005	YTD 2005
	(in thousands)
Service Line Revenues (1)
Outsourcing	$117,262	$119,111	$118,655	$120,622	$475,650
Development & Integration	41,226	42,784	43,052	45,547	172,609
Other Services	73,716	75,923	77,856	80,101	307,596
Total	$232,204	$237,818	$239,563	$246,270	$955,855

Service Line Bookings (1) (2)
Outsourcing	$116,612	$130,825	$342,385	$130,829	$720,651
Development & Integration	46,699	40,079	155,126	29,270	271,174
Other Services	104,808	88,264	102,897	79,626	375,595
Total	$268,119	$259,168	$600,408	$239,725	$1,367,420

(1)             During the First Quarter of 2006, certain reclassifications were made to previously reported service line amounts. These  reclassifications conform the grouping of certain business offerings within service lines to the current presentation and do not impact the total amounts previously reported.

(2)             Bookings represent the engagement value of contracts signed in the current reporting period.